As filed with the Securities and Exchange Commission on April 10, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INDEPENDENCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	20-1734180
(State of incorporation or organization)	(IRS Employer Identificiation No.)

500 E. Washington St.
Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered.	Name of each exchange on which each class is to be registered.

Common Stock	None
__________________________________	___________________________
__________________________________	___________________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:   333-121485

Securities to be registered pursuant to Section 12(g) of the Act:   Common Stock

Item 1.   Description of Registrant’s Securities To Be Registered.

For information with respect to the common stock, par value $.01 per share (the “Common Stock”), of Independence Bancshares, Inc., a South Carolina corporation (the “Registrant”), see the information under the captions “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form SB-2 initially filed with the Securities and Exchange Commission on December 21, 2004 Registration No. 333-121485, as amended on February 24, 2005, as amended on March 4, 2005, and declared effective on March 10, 2005. The Registration Statement is deemed to be incorporated herein by reference.

Item 2.   Exhibits.

        The following exhibits are filed as a part of the Registration Statement:

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on December 21, 2004, File No. 333-121485).

4.2	Bylaws (incorporated by reference as Exhibit 3.2 to the Company’s Form SB-2 filed with the SEC on
December 21, 2004, File No. 333-121485).

4.3	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Company’s
Form SB-2 filed with the SEC on December 21, 2004, File No. 333-121485).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INDEPENDENCE BANCSHARES, INC.
(Registrant)

By: /s/ Lawrence R. Miller Lawrence R. Miller President and Chief Executive Officer

Date:   April 10, 2006

Exhibit
Number	Description of Exhibit

4.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on December 21, 2004, File No. 333-121485).

4.2	Bylaws (incorporated by reference as Exhibit 3.2 to the Company’s Form SB-2 filed with the SEC on
December 21, 2004, File No. 333-121485).

4.3	Form of certificate of common stock (incorporated by reference as Exhibit 4.2 to the Company’s
Form SB-2 filed with the SEC on December 21, 2004, File No. 333-121485).

4